Exhibit 1.3

                            FORM OF ESCROW AGREEMENT


         This Escrow Agreement is made and entered into as of the ____ day of ___________, 1998, by and among ANDERSON & STRUDWICK, INCORPORATED, a Virginia corporation (the AUnderwriter@), HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national bank (the "Escrow Agent").

                                R E C I T A L S:



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         A. The Company  proposes to sell 2,666,667 common shares (the "Shares")
of the Company at a price of $6.00 per Share (the "Offering").

         B. The Company has retained the Underwriter, as agent for the Company on a best efforts all-or-none basis, to sell 2,500,000 of the Shares in the Offering, and the Underwriter has agreed to sell the Shares in the Offering as the Company's agent on a best efforts all-or-none basis.

         C. The Company intends to sell directly to shareholders the remaining 166,667 Shares available in the Offering.

         D. The Escrow Agent is willing to hold the proceeds of the Offering in escrow pursuant to this Agreement.


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         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

         1. Establishment of the Escrow Account. Contemporaneously herewith, the parties have established a non-interest-bearing account with the Escrow Agent, which escrow account is entitled AHersha Hospitality Trust Escrow Account@ (the AEscrow Account@). The Underwriter and the Company will transfer funds (and the Underwriter will instruct selected dealers (ASelected Dealers@) to transfer funds) directly to the Escrow Agent as directed by its customers and will instruct other purchasers of the Shares to make checks payable to AFirst Union National Bank - Hersha Hospitality Trust Escrow Account.@

         2. Escrow Period. The escrow period (the "Escrow Period") shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

                  (a) the date on which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $16,000,002 (the "Minimum");

                  (b)      ________________, 1998; or

                  (c) the date on which the Underwriter and the Company notify the Escrow Agent that the Offering has been terminated.

During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

         3. Deposits into the Escrow Account. The Underwriter and the Company agree that they shall deliver to the Escrow Agent (and the Underwriter will instruct Selected Dealers to deliver to the Escrow Agent) for deposit in the Escrow Account all monies received from purchasers of the Shares by noon of the next business day after receipt together with a written account of each sale, which account shall set forth, among other things, (i) the purchaser's name and address, (ii) the number of Shares purchased by the purchaser, (iii) the amount paid therefor by the purchaser, (iv) whether the consideration received from the purchaser was in the form of a check, draft or money order, and (v) the purchaser's social security or tax identification number. The Escrow Agent agrees to hold all monies so deposited in the Escrow Account (the AEscrow Amount@) for the benefit of the parties hereto until authorized to disburse such monies under the terms of this Agreement. The Company agrees that it will cause the portion of the Minimum attributable to the 166,667 Shares it is selling directly to be delivered to the Escrow Agent not less than three (3) business days prior to the Closing Date (as defined in Section 8 of this Agreement).

         4. Disbursements from the Escrow Account. In the event the Escrow Agent does not receive the Minimum deposits totaling $16,000,002 prior to the termination of the Escrow Period, or if the Underwriter and the Company notify the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each purchaser the amount received from the purchaser, without deduction, penalty, or expense to the purchaser, and the Escrow Agent shall notify the Company and the Underwriter of its distribution of the funds. The purchase money returned to each purchaser shall be free and clear of any and all claims of the Company or any of its creditors.

                  In the event the Escrow Agent does receive the Minimum prior to termination of the Escrow Period, on the Closing Date, the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Section 6, provided, however, in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term Acollected funds@ shall mean all funds, including fed funds, received by the Escrow Agent which have cleared normal banking channels.

         5.       Collection Procedure.

                  (a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

                  (b) In the event any check paid by a purchaser and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Underwriter or the Company, as the case may be, by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the purchaser and shall transmit the statement previously delivered by the Underwriter or the Company, as the case may be, relating to such purchase to the Underwriter.

                  (c) If the Company rejects any purchase of Shares for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected purchaser. If the Underwriter rejects any purchase for which the Escrow Agent has not yet collected funds but has submitted the purchaser's check for collection, the Escrow Agent shall promptly issue a check in the amount of the purchaser's check to the rejected purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected purchaser=s check for collection, the Escrow Agent shall promptly remit the purchaser's check directly to the purchaser.

         6.       Delivery of Escrow Account and the Shares.

                  (a) Prior to the Closing (as defined in Section 8 of this Agreement), the Underwriter and the Company shall provide the Escrow Agent with a statement, executed by each party, containing the following information:

                           (i)      The total number of Shares sold by the
Underwriter directly to purchasers and a list of each purchaser, and the number of Shares purchased by such purchaser, and specification of the manner in which the Shares should be issued; and

                           (ii) The total  number of Shares  sold by the Company
directly to purchasers and a
list of each purchaser, and the number of Shares purchased by such purchaser, and specification of the manner in which the Shares should be issued; and

                           (iii)  A  calculation  by  the  Underwriter  and  the
Company as to the manner in which the
Escrow Account should be distributed to the Company, the Underwriter and Selected Dealers and in the event of oversubscription or rejection of certain purchases, the aggregate amount to be returned to individual purchasers and a listing of the exact amount to be returned to each such purchaser.

The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the date of Closing or such later date that it receives the above-described statement.

                  (b) The Company shall deliver the certificates representing the Shares to the Escrow Agent prior to each Closing. On the day of the Closing and in the event the Minimum is met, the Escrow Agent shall deliver the certificates representing the Shares to the Company, the Underwriter and Selected Dealers, as the case may be, or in the manner specified in writing to the Escrow Agent by the Underwriter.

                  (c) Upon termination of the Offering by the Company or the Underwriter for any reason, the Escrow Agent shall return to the purchasers who contributed to the Escrow Account the exact amount contributed by them.

         7. Investment of Escrow Account. The Escrow Agent shall deposit funds received from purchasers in the Escrow Account, which shall be a non-interest-bearing bank account at First Union National Bank of North Carolina.

         8. Closing Date. A AClosing@ shall be a date of closing of the Offering, and a AClosing Date@ shall be a date on or subsequent to the date on which the Escrow Agent has received the Minimum deposits in collected funds that is designated to the Escrow Agent by the Underwriter and the Company as a Closing Date.

         9. Compensation of Escrow Agent. The Company shall pay the Escrow Agent a fee for its services hereunder in an amount equal to Five Hundred Dollars ($500.00), which amount shall be paid on the initial Closing Date. In the event the Offering is canceled for any reason, the Company shall pay the Escrow Agent its fee within ten (10) days after the Escrow Amount is refunded to purchasers. No such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

         10. Disbursement Into Court. If, at any time, there shall exist any dispute between the Company, the Underwriter and/or the purchasers with respect to the holding or disposition of any portion of the Escrow Amount or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Amount or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the Company and the Underwriter have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that the Escrow Agent shall continue to hold the Escrow Amount in accordance with Section 7 hereof; and/or

                  (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Company, the Underwriter or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

         11. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

                  (a) The Escrow Agent=s duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the certificates representing the Shares in accordance with the terms of this Agreement. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for negligence, willful misconduct or bad faith. The Escrow Agent shall have no duty with respect to the certificates representing the Shares other than to exercise reasonable care in acquiring and delivering the same in accordance with this Agreement.

                  (b) The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Account or the certificates representing the Shares. It shall have no responsibility for the genuineness or the validity of any document or any other item deposited with it and it shall be fully protected in acting in accordance with this Agreement or instructions received.

                  (c) The Company and the Underwriter hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the negligence, willful misconduct, or bad faith of the Escrow Agent.

         12.      Notices.  It is further agreed as follows:

                  (a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

                  To the Company:

                  Mr. Hasu P. Shah
                  Hersha Hospitality Trust
                  148 Sheraton Drive, Box A
                  New Cumberland, Pennsylvania 17070

                  With a copy to:

                  Cameron N. Cosby, Esquire
                  Hunton & Williams
                  Riverfront Plaza, East Tower
                  951 East Byrd Street
                  Richmond, Virginia 23219

                  To the Underwriter:

                  Mr. L. McCarthy Downs, III
                  Anderson & Strudwick Incorporated
                  1108 E. Main Street, 14th Floor
                  Richmond, Virginia 23219

                  With a copy to:

                  James J. Wheaton, Esquire
                  Willcox & Savage, P.C.
                  1800 NationsBank Center
                  One Commercial Place
                  Norfolk, Virginia 23510

                  To the Escrow Agent:

                  First Union National Bank of North Carolina
                  c/o Shareholder Services Division
                  230 South Tryon Street, 9th Floor
                  Charlotte, North Carolina 28288-1179
                  Attention:  ___________________

         13.      Miscellaneous.

                  (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

                  (c) This Agreement shall be governed by the applicable laws of the Commonwealth of Virginia.

                  (d) This Agreement may not be modified except in writing signed by the parties hereto.

                  (e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

                  (f)  This   Agreement   may  be   executed   in  one  or  more
counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

              ANDERSON & STRUDWICK, INCORPORATED


              By:
                        L. McCarthy Downs, III
                        Senior Vice President


                   HERSHA HOSPITALITY TRUST


              By:
                        Hasu P. Shah
                        Chief Executive Officer


                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Escrow Agent


              By:
                        ----------------------
                        Trust Officer